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                                                                     EXHIBIT 2.4

                  AMENDMENT TO AGREEMENTS OF PURCHASE AND SALE

===============================================================================

         THIS AMENDMENT TO AGREEMENTS OF PURCHASE AND SALE dated as of the 30th day of June, 1999, is by and among HCR Manor Care, Inc., a Delaware corporation, ManorCare Health Services, Inc., a Delaware corporation, Manor Care, Inc., a Delaware corporation, Manor Care of Dunedin, Inc., a Delaware corporation, Manor Care of Sarasota, Inc., a Florida corporation, ManorCare of Boynton Beach, Inc., a Florida corporation, Manor Care of Arizona, Inc., a Delaware corporation, Colewood Limited Partnership, a Maryland limited partnership, ManorCare of Meadow Park, Inc., a Washington corporation and Roanoke Arden, L.L.C., a Delaware limited liability company (collectively referred to as the "Seller") and Alterra Healthcare Corporation f/k/a Alternative Living Services, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, certain of the parties referred to as the Seller and Purchaser entered into an Agreement of Purchase and Sale (Operating Residences) dated as of December 31, 1998, as amended, (the "Operating Residence Agreement"), pursuant to which the Seller agreed to sell and the Purchaser agreed to buy certain assisted living facilities (the "Operating Residences") owned by Seller as more fully described in the Operating Residence Agreement and certain of the parties referred to as the Seller and Purchaser entered into an Agreement of Purchase and Sale (Construction Residences) dated as of December 31, 1998, (the "Construction Residence Agreement"), pursuant to which the Seller agreed to sell and the Purchaser agreed to buy certain other assisted living facilities then under construction (the "Construction Residences") owned by Seller as more fully described in the Construction Residence Agreement (the Operating Residence Agreement and the Construction Residence Agreement are jointly referred to as the "Residence Agreements"); and

         WHEREAS, by Addendum dated December 31, 1998 (the "Addendum"), the parties modified the Residence Agreements to provide for certain development fees payable to HCR Manor Care, Inc. ("HCR") in consideration of development services rendered after December 31, 1998 by HCR with respect to the Construction Residences and the Operating Residences; and

         WHEREAS, on April 19, 1999, the parties to the Operating Residence Agreement amended the Operating Residence Agreement by Joinder Agreement and Amendment No. 1 to Agreement of Purchase and Sale; and

         WHEREAS, subsequent to April 19, 1999 the parties entered into another amendment to the Residence Agreements extending the termination date to June 25, 1999; and

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         WHEREAS, the Seller and Purchaser desire to amend the Residence
Agreements, and the Addendum as amended to date, as more particularly set forth herein; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Residence Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

         1. The third sentence of paragraph 4 of each Residence Agreement is amended to read as follows:

                           Notwithstanding the foregoing, in the event that all
                  conditions to closing with respect to any Residence have been either satisfied or waived by the party for whose benefit they were imposed, closing for such Residence shall be held at 10:00 a.m. on a date agreed to by Seller and Buyer at the offices of Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree St., N.E., Atlanta, Georgia 30303, but in no event later than September 30, 1999.

         2. Paragraph 23 of the Operating Residence Agreement and paragraph 24 of the Construction Residence Agreement are amended by substituting "September 30, 1999" for "June 25, 1999" and July 31, 1999, respectively.

         3. Paragraph 2.A. of the Addendum is amended to read as follows:

                           A. Development Fees. In consideration of development
                  services rendered by HCR and/or its subsidiaries with respect to the Construction Residences up to and including December 31, 1998, ALS shall pay to HCR, at the time of the first Residence Closing (whether for a Construction Residence or Operating Residence) development fees of $4,000,000. In addition, in consideration of development services rendered with respect to the Construction Residences after December 31, 1998 and to be rendered after execution hereof until the completion thereof, and with respect to the Operating Residences, ALS shall pay to HCR aggregate development fees of $6,000,000 which shall be payable as follows: (i) $4,010,471 in respect of the Construction Residences referred to on Annex 1 hereto as Colorado Springs, Charlotte, Emerson, Decatur, Roanoke and Denver shall be payable on June 30, 1999 and shall be non-refundable, notwithstanding the subsequent failure of the parties to consummate the purchase and sale of any such residence by September 30, 1999, and (ii) the balance, $1,989,529 with respect to the Construction Residences referred to on Annex 1 hereto as Lynwood and Palmer Ranch shall be payable in the amount set forth on Annex 1 upon the Residence Closing of each such Construction Residence.


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         4. Except as expressly amended hereby, the Residence Agreements and the
Addendum shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed and delivered this Amendment to Agreements of Purchase and Sale as of the date first above written.


                             SELLER:
                             HCR MANOR CARE, INC., a Delaware corporation


                             By:   /s/ R. Jeffrey Bixler
                                -----------------------------------------------
                             Name:  R. Jeffrey Bixler
                                  ---------------------------------------------
                             Its:  Vice President and General Counsel
                                  ---------------------------------------------

                             MANOR CARE, INC., a Delaware corporation


                             By:   /s/ R. Jeffrey Bixler
                                -----------------------------------------------
                             Name:  R. Jeffrey Bixler
                                  ---------------------------------------------
                             Its:  Vice President and General Counsel
                                  ---------------------------------------------


                             MANORCARE HEALTH SERVICES, INC., a Delaware corporation


                             By:   /s/ R. Jeffrey Bixler
                                  ---------------------------------------------
                             Name:  R. Jeffrey Bixler
                                  ---------------------------------------------
                             Its:  Vice President and General Counsel
                                  ---------------------------------------------


                             MANOR CARE OF DUNEDIN, INC., a Delaware
                             corporation

                             By:   /s/ R. Jeffrey Bixler
                                  ---------------------------------------------
                             Name:  R. Jeffrey Bixler
                                  ---------------------------------------------
                             Its:  Vice President and General Counsel
                                  ---------------------------------------------

                             MANOR CARE OF SARASOTA, INC., a Florida
                             corporation

                             By:   /s/ R. Jeffrey Bixler
                                -----------------------------------------------
                             Name:  R. Jeffrey Bixler
                                  ---------------------------------------------
                             Its:   Vice President and General Counsel
                                  ---------------------------------------------

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                             MANOR CARE OF BOYNTON BEACH, INC.,
                             a Florida corporation


                             By:   /s/ R. Jeffrey Bixler
                                  ---------------------------------------------
                             Name:  R. Jeffrey Bixler
                                  ---------------------------------------------
                             Its:  Vice President and General Counsel
                                  ---------------------------------------------


                             COLEWOOD LIMITED PARTNERSHIP, a
                             Maryland limited partnership


                                   By:  AMERICAN HOSPITAL BUILDING CORPORATION,
                                        a Delaware corporation, as its General
                                        Partner

                                   By: /s/ R. Jeffrey Bixler
                                       ----------------------------------------
                                   Name: R. Jeffrey Bixler
                                        ---------------------------------------
                                   Its: Vice President and General Counsel
                                        ---------------------------------------

                             MANOR CARE OF MEADOW PARK, INC., a Washington corporation


                             By:   /s/ R. Jeffrey Bixler
                                   --------------------------------------------
                             Name:  R. Jeffrey Bixler
                                   --------------------------------------------
                             Its:  Vice President and General Counsel
                                   --------------------------------------------


                             MANOR CARE OF ARDEN, L.L.C., a Delaware limited liability company


                             By: MANOR CARE , INC., a Delaware corporation, as its sole Member

                             By:   /s/ R. Jeffrey Bixler
                                   --------------------------------------------
                             Name:  R. Jeffrey Bixler
                                   --------------------------------------------
                             Its:  Vice President and General Counsel
                                   --------------------------------------------




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                             PURCHASER:

                             ALTERRA HEALTHCARE CORPORATION, a Delaware corporation


                             By:    /s/ Thomas E. Komula
                                   --------------------------------------------
                             Name:  Thomas E. Komula
                                   --------------------------------------------
                             Its:   Senior Vice President
                                   --------------------------------------------





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